EXHIBIT 23.1

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                              CONSENT OF ATTORNEYS

     Reference is made to the Registration Statement of Synergy Resources Corporation on Form S-1 whereby selling shareholders propose to sell up to 9,000,000 shares of the Company's common stock. Reference is also made to
Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                           Very truly yours,

                                           HART & TRINEN

                                           /s/ William T. Hart

                                           William T. Hart




Denver, Colorado
September 8, 2011




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